                                                                     EXHIBIT 4.7

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                               February 18, 1998

                                  PC-Tel, Inc.
                            a California corporation

                         Common Stock Purchase Warrant


     THIS CERTIFIES THAT, for value received, State Street Securities, Inc. (hereinafter, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from PC-TEL, INC., a California corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's Common Stock at the purchase price per share as determined in
Section 1 below.

                        Terms and Conditions of Warrant

     1.   Number of Shares; Exercise Price; Term.
          --------------------------------------

          (a) Subject to the terms and conditions set forth herein, the Holder is entitled to purchase from the Company, at any time after the date hereof and on or before the date of termination of this Warrant provided for in Section 1(b) below, up to 604 fully paid and non-assessable shares of the Company's Common Stock (the "Shares") at an exercise price per share of $8.00 (the "Exercise Price").

          (b) This Warrant (and the right to purchase securities upon exercise hereof) shall expire and cease to be exercisable if not exercised prior to the earliest to occur of (i) the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company) in which, immediately after completion of such transaction, the shareholders of the Company prior to such transaction or series of related transactions own less than fifty percent (50%) of the voting power of the surviving entity after such transaction or series of transactions, and (ii) 5:00 p.m. (Pacific Time) on February 4, 2001 (the "Expiration Date"). The Company shall provide the Holder not less than 10 days' prior written notice of the completion of any transaction contemplated in (i) above.

     2.   Exercise of Warrant.
          -------------------

          (a) This Warrant may be exercised by the Holder as to the whole or any lesser number of the Shares covered hereby, as set forth in Section 1 above, upon surrender of this Warrant to the Company at its principal executive offices together with the Notice of Exercise and Investment Representation Statement annexed hereto as Exhibits A and B, respectively, duly completed and executed by
                  ----------     -
the Holder, and payment to the Company in cash of the aggregate Exercise Price for the Shares to be purchased. Certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after exercise of the stock purchase rights represented by this Warrant. The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 2. Upon such exercise, the Holder will be deemed a shareholder of record of those Shares for which the warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Shares and all rights to receive any dividends with respect to such Shares). If this Warrant is to be exercised in respect of less than all of the Shares covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

          (b) Notwithstanding the payment provisions set forth in Section 2(a) above, the Holder may elect to receive Shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

          X =  Y*(A-B)
               -------
                  A

     Where:    X  =   the number of Shares to be issued to the Holder;
               Y  =   the number of Shares purchasable under this Warrant (at
                      the date of such calculation);
               A  =   the Fair Market Value of one Share; and
               B  =   the Exercise Price (at the date of such calculation).

          (c) For purposes of section 3(b) above, the Fair Market Value of one Share shall mean (i) if the Company's Common Stock is listed on any established stock exchange or national market system, including, without limitation, the National Market of The Nasdaq Stock Market, the closing sales price of one share of the Company's Common Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Company's Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board of Directors of the Company may deem reliable; (ii) if the Company's Common Stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high and low asked prices for the Company's Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board of Directors of the Company may deem reliable; (iii) if exercised in connection with respect to a merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, the amount of cash or the value of securities actually received by the Company or its shareholders in such transaction for each share of the Company's Common Stock; or (iv) as otherwise determined by the Board of Directors of the Company, acting in good faith.

     3.   Covenants of the Company.  The Company covenants and agrees that all
          ------------------------
Common Stock which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and payment therefor in accordance herewith, will be duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock of the Company. The Company further covenants and agrees that, during the period within which the stock purchase rights represented by this Warrant may be exercised, the Company will at all times have duly authorized and duly reserved for issuance upon the exercise of the purchase rights evidenced by this Warrant a number of shares of Common Stock sufficient for such issuance.

     4.   Transfer, Exchange, Assignment, or Loss of Warrant.
          --------------------------------------------------

          (a) This Warrant may not be assigned or transferred except as provided in this Section 4 and in accordance with and subject to the provisions of the Securities Act and the Rules and Regulations promulgated thereunder. Any purported transfer or assignment made other than in accordance with this Section 4 shall be null and void and of no force or effect.

          (b) Prior to any transfer of this Warrant, the Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, upon request, furnish the Company with an opinion of its counsel, in form and substance satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws. The Company will promptly notify the Holder if the opinion of counsel furnished to the Company is satisfactory to counsel for the Company. Unless the Company notifies the Holder within ten (10) days after its receipt of such opinion that such opinion is not satisfactory to counsel for the Company, the Holder may proceed to effect the transfer.

          (c) Unless a registration statement under the Securities Act is effective with respect to the Shares or any other security issued upon exercise of this Warrant, the certificate representing such Shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

          (d) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form attached hereto as Exhibit C duly executed. In such event, the Company shall,
                   ---------
without charge for any issuance or transfer tax or other cost incurred by the Company with respect to such transfer, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall be promptly cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company, together with a written notice signed by the Holders thereof, specifying the name and denominations in which such new Warrants are to be issued.

          (e) Upon receipt by the Company of satisfactory evidence of loss, theft, destruction, or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     5.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of the Fair Market Value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (ii) a whole share if the Holder tenders the Exercise Price for one whole share.

     6.   No Rights as Shareholders.  This Warrant does not entitle the holder
          -------------------------
hereof to any voting rights, dividend rights, or other rights as a shareholder of the Company prior to the exercise hereof.

     7.   Saturdays, Sundays, Holidays, etc.  If the last or appointed day for
          ---------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

     8.   Adjustments.  The Exercise Price per Share and the number of Shares
          -----------
purchasable hereunder shall be subject to adjustment from time to time as follows:

          (a) Merger.  If at any time there shall be a merger or consolidation
              ------
of the Company with or into another corporation when the Company is not the surviving corporation, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

          (b) Reclassification, etc.  If the Company shall, at any time, by
              ---------------------
subdivision, combination, or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, the Exercise Price shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

          (c) Split, Subdivision or Combination of Shares.  If the Company at
              -------------------------------------------
any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     9.   Notice of Adjustments; Notices.  Whenever the Exercise Price or number
          ------------------------------
of Shares issuable upon exercise hereof shall be adjusted pursuant to Section 8 hereof, the Company shall issue a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

     10.  Miscellaneous.
          -------------

          (a) Successors and Assigns.  This Warrant shall be binding upon any
              ----------------------
successors or assigns of the Company.

          (b) Governing Law.  This Warrant shall be governed by and construed in
              -------------
accordance with the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.

          (c) Attorneys' Fees.  In any litigation, arbitration, or court
              ---------------
proceeding between the Company and the holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

          (d) Amendments.  This Warrant may be amended and the observance of any
              ----------
term of this Warrant may be waived only with the written consent of the Company and the Holder, or in the event that this Warrant shall have been transferred in part, with the written consent of the Company and the holders of warrants representing a majority-in-interest of the Shares originally issuable hereunder.

          (e) Notice.  Any notice required or permitted hereunder shall be
              ------
deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above written.


                         PC-TEL, INC.

                         By:
                            ------------------------------------------
                         Name:
                              ----------------------------------------
                         Title:
                               ---------------------------------------


Acknowledged and Agreed:

WARRANT HOLDER:

----------------------------------------------
Signature

----------------------------------------------
Print Name

----------------------------------------------
Street Address

----------------------------------------------
City                State             Zip Code



                            [Warrant Signature Page]

                                   EXHIBIT A

                               NOTICE OF EXERCISE

                               NOTICE OF EXERCISE

                             STOCK PURCHASE WARRANT


To:  PC-TEL, INC.

     1. The undersigned hereby elects to purchase _______ shares of ___________ ("Stock") of PC-Tel, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate exercise price therefor and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

     2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

     3. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     4. The undersigned covenants and agrees, in connection with any registration of the Company's initial public offering of Common Stock, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company for such period of time (not to exceed 180 days) from the effective date of the Company's registration statement filed with and declared effective by the Securities and Exchange Commission as the Company or the managing underwriters shall determine. The undersigned further covenants and agrees to enter into a customary form of "lock-up" agreement upon request of the Company or the underwriters managing such offering to the extent not inconsistent with the preceding sentence.

     5. The undersigned understands the instruments evidencing the Stock may bear the following legend, in addition to any legend required by applicable state securities laws:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


     6. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:

          Name:
               -------------------------------------------------

          Address:
                  ----------------------------------------------

                  ----------------------------------------------

                  ----------------------------------------------

     7. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

          Name:
               -------------------------------------------------

          Address:
                  ----------------------------------------------

                  ----------------------------------------------

                  ----------------------------------------------

     IN WITNESS WHEREOF, the Warrantholder has executed this Notice of Exercise effective this ___ day of ________, _____.

                              WARRANTHOLDER

                              -------------------------------------------

                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------


                 [NOTICE OF EXERCISE OF STOCK PURCHASE WARRANT]

                                   EXHIBIT B

                      INVESTMENT REPRESENTATION STATEMENT

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER      :
                    -----------------------

COMPANY        :    PC-TEL, INC.

SECURITIES     :
                    -----------------------
DATE           :
                    -----------------------

     In connection with the purchase of the above-listed Securities, the undersigned, the Purchaser represents to the Company the following:

          (a) The undersigned is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale's occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

          (e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the applicable minimum holding period had been satisfied.

          (f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel's opinion shall concur with the opinion by counsel for the Company and the undersigned shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                      Signature of Purchaser:

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                   EXHIBIT C

                                ASSIGNMENT FORM

                                ASSIGNMENT FORM


          (To assign the foregoing Common Stock Purchase Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


---------------------------------------------------------
                     (Please Print)

whose address is
                ---------------------------------------------
                     (Please Print)
                                                         .
---------------------------------------------------------


                              Dated:                      , 19    .
                                    ----------------------    ----



            Holder's Signature:
                               -------------------------------
            Holder's Address:
                              --------------------------------

                              --------------------------------



Signature Guaranteed:
                     -----------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.